                                                                     Exhibit 3.5



                                     [SEAL]

                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                           MEMORANDUM OF ASSOCIATION
                                      OF

                            RSL Communications, Ltd.
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held to them.

2.   We, the undersigned, namely,

NAME                   ADDRESS              BERMUDIAN      NATIONALITY     NUMBER OF SHARES SUBSCRIBED
                                             STATUS

                                            (Yes/No)

Graham Collis          Clarendon House      Yes            British         One
                       Church Street
                       Hamilton
                       Bermuda

Edwin S. Mortimer      Clarendon House      Yes            British         One
                       Church Street
                       Hamilton
                       Bermuda

John C.R. Collis       Clarendon House      Yes            British         One
                       Church Street
                       Hamilton
                       Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

     The Company is to be an exempted Company as defined by the Companies Act of 1981.

     The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

     N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$0.01 each. The minimum subscribed share capital of the Company is US$12,000.

6.   The objects for which the Company is formed and incorporated are -

     1. outside the Islands, to act and to perform all the functions of a telecommunications company in all of its branches, including without limitation, to acquire, dispose of or let any telecommunications licence, telecommunications equipment or rights in regard thereto, to provide telecommunications services, to provide specialised advice, assistance or consultancy services in the communications field, and in these Islands as the Minister of Finance may permit.

     2. As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Act.

7.   Powers of the Company

     1. The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

/s/ John C. R. Collis                   /s/ John C. R. Collis
-----------------------                 --------------------------

John C. R. Collis
-----------------------                 --------------------------

/s/ Edwin S. Mortimer                   /s/ Edwin S. Mortimer
-----------------------                 --------------------------

Edwin S. Mortimer                       /s/ Edwin S. Mortimer
-----------------------                 --------------------------
(Subscribers)                            (Witnesses)

SUBSCRIBED this 26th day of February, 1996.

STAMP DUTY (To be affixed)

RC3

                             THE COMPANIES ACT 1981

                                (Section 11(2))

     A company limited by shares may amongst its objects by reference include in its memorandum any of the objects set out in the Second Schedule.

                                 SECOND SCHEDULE

     A company may by reference include in its memorandum any of the following objects that is to say the business of -

(a)  packaging of goods of all kinds;

(b)  buying, selling and dealing in goods of all kinds;

(c)  designing and manufacturing of goods of all kinds;

(d) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(e) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(f) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(g) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(h) ships and aircraft owners, managers, operators, agents, builders and repairers;

(i) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(j)  travel agents, freight contractors and forwarding agents;

(k)  dock owners, wharfingers, warehousemen;

(l) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(m)  all forms of engineering;

(n) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(o) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

                             THE COMPANIES ACT 1981

(p)  buying, selling, hiring, letting and dealing in conveyances of any sort;
     and

(q) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind.

(r) to acquire by purchase or otherwise and hold, sell dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated.

(s) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

FORM NO. 1a

                                     [SEAL]

                                    BERMUDA

                             THE COMPANIES ACT 1981

                                    CONSENT

                            Pursuant to section 6(1)

In exercise of the powers conferred upon him by section 6(1) of the Companies Act 1981, the Minister of Finance hereby gives his consent to

                            RSL Communications, Ltd.

to be registered as an exempted Company under the Companies Act 1981, subject to the provisions of the said Act.

Dated this 13th day of March, 1996

                                                  /s/ Minister of Finance

                                                  Minister of Finance

Form No. 5

                                     [SEAL]

                                    BERMUDA
                           THE COMPANIES ACT OF 1981
                           CERTIFICATE OF DEPOSIT OF
                           MEMORANDUM OF ASSOCIATION
                      AND CONSENT GRANTED BY THE MINISTER

              THIS IS TO CERTIFY that a Memorandum of Association
                                       of

                            RSL Communications, Ltd.

and the consent granted by the Minister under section 6(1) of the Act were delivered to the Office of the Registrar of Companies on the 14th day of March, 1996 in accordance with the provisions of section 14(2) of the Act.

                                        IN WITNESS WHEREOF I have hereto set my
                                        hand this 2nd day of April, 1996.

                                        /s/ for REGISTRAR OF COMPANIES
                                        ----------------------------------------
                                        for REGISTRAR OF COMPANIES

Minimum Capital of the Company:  US$12,000.00

Authorised Capital of the Company:  US$12,000.00

FORM NO. 7a                                             Registration No. EC21727

                                     [SEAL]

                                    BERMUDA

                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL

       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                            RSL Communications, Ltd.

was delivered to the Registrar of Companies on the 19th day of July, 1996 in accordance with section 45(3) of the Companies Act 1981 ("the Act")

Given under my hand this 23rd day of July, 1996.

                                             /s/ for Registrar of Companies

                                             for Registrar of Companies

Capital prior to increase:  US $12,000.00

Amount of increase:         US$388,000.00

Present Capital:            US$400,000.00